CHARLES SCHWAB
--------------------------------------------------------------------------------
THE SCHWAB BUILDING*101 MONTGOMERY STREET*SAN FRANCISCO, CA  94104*(415)627-7000

April 19,1999

Mr. Richard Healey
Senior Vice President and Director of Marketing
INVESCO Funds Group, Inc.
7800 East Union Ave., Ste. 220
Denver, CO 80237

General Counsel
INVESCO Variable Investment Funds, Inc.
7800 East Union Ave., Ste. 800
Denver, CO 80237

                 RE: AMENDED SCHEDULE B AND C TO PARTICIPATION AGREEMENTS
                     ----------------------------------------------------

Dear Sirs:

     Enclosed are drafts of amended Schedule B ("Schedule B") and Schedule C ("Schedule C") to our participation agreements, dated October 25, 1996 and July 8, 1997, with INVESCO Variable Investment Funds, Inc. and INVESCO Funds Group, Inc. (each, an "Agreement"; collectively, the "Agreements").

     Schedule B reflects the deletion of the INVESCO VIF Total Return Portfolio ("deleted portfolio"), pursuant to our letter to you dated February 9, 1999 ("February 9 letter"). The Schedule shall replace the existing Schedule B to each Agreement effective as of our receipt of the SEC substitution order described in our February 9 letter.

     Schedule C reflects the additional administrative services that Schwab intends to provide effective May 1, 1999 and the related changes in the compensation therefor. Schedule C shall replace the existing Schedule C to each Agreement effective May 1, 1999.

     The Agreements otherwise remain unchanged and shall continue in full force and effect.

     In the space provided below, please acknowledge your agreement to the foregoing.





   CHARLES SCHWAB & CO., INC., MEMBER SIPC, NEW YORK STOCK EXCHANGE AND OTHER PRINCIPAL STOCK AND OPTIONS EXCHANGES

                                    Very truly yours,


                                    Charles Schwab & Co., Inc.


                                    By: \s\ Lynnda Sarinske
                                    -----------------------
                                    Lynnda Sarinske
                                    Vice President, Insurance & Annuities

                                    Great-West Life & Annuity Insurance Company and First Great-West Life & Annuity Insurance Company

                                    By: \s\ David G. McDonald
                                    -------------------------
                                    David G. McDonald
                                    Vice President, Institutional Insurance

ACKNOWLEDGED AND AGREED TO:

INVESCO Variable Investment Funds, Inc.

By: \s\  Ronald L. Grooms
-------------------------
Title:   Treasurer
Date:  4-29-99

INVESCO Funds Group, Inc.

By: \s\  Richard W. Healey
--------------------------
Title:   Senior Vice President
Date:  4-29-99

cc:         B. Byrne, Esq.
            Great-West Life & Annuity Insurance Company and First Great-West Life & Annuity Insurance Company

            E. O'Riordan
            T. Perrino, Esq.
            M. Armosino
            Charles Schwab & Co., Inc.

Enc: Amended Schedules B & C

                     INVESCO - SCHEDULE B (Last Revised May 1, 1999)

Designated Portfolios
---------------------

INVESCO VIF-Industrial Income Portfolio
INVESCO VIF-High Yield Portfolio

                     INVESCO - SCHEDULE C (Last Revised May 1, 1999)

                             ADMINISTRATIVE SERVICES

To be performed by Charles Schwab & Co., Inc.

A. Schwab will provide the properly registered and licensed personnel and systems needed for all customer servicing and support - for both Fund and Contract information and questions - including the following:

o    respond to Contractowner inquiries
o    mail fund and Contract prospectuses
o    entry of initial and subsequent orders
o    transfer of cash to GWL&A and/or FGWL&A and/or Fund
o    explanations of Designated Portfolio objectives and characteristics
o entry of transfers between Unaffiliated Funds, including the Designated Portfolios
o    Contract balance and allocation inquiries
o    communicate  all  purchase,   withdrawal,  and  exchange  orders  received
     from Contractowners to GWL&A and/or FGWL&A which will transmit orders to Funds
o train call center representatives to explain Fund objectives, Morningstar categories, Fund selection data and differences between publicly traded funds and the Funds
o    provide performance data and Fund prices
o shareholder services including researching trades, resolving trade disputes, etc.
o coordinate the writing, printing and distribution of semi-annual and annual reports to Contractowners investing in the Designated Portfolios
o create and update Designated Portfolio profiles and other shareholder communications
o    establish scheduled account rebalances
o    Web trading and account servicing
o    touch-tone telephone trading and account servicing
o    establish dollar cost averaging
o communications to Contractowners related to product changes, including but not limited to changes in the available Designated Portfolios

B. For the foregoing services, Schwab shall receive a monthly fee equal to 0.30% per annum of the average daily value of the shares of the Designated Portfolios listed on Schedule B attributable to Contractowners, payable by the Adviser directly to Schwab, such payments being due and payable within 15 (fifteen) days after the last day of the month to which such payment relates.

C. The Fund will calculate and Schwab will verify with GWL&A and/or FGV&&A the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.